Exhibit 10.14

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 1st day of December, 2011 by and between Ian Brodie, located at 1259 Melville Street, Vancouver B.C., V6E 0A5 (hereinafter referred to as “Consultant,” or “Brodie”) and Norman Cay Developments, INC, located at 4472 Winding Lane, Stevensville, MI., USA, 49127 (hereinafter referred to as “NCD,” or the “Company”) (together, the “Parties”).

WITNESETH:

WHEREAS: Brodie is engaged in the business of providing and rendering general business consulting and management consulting services and has knowledge, expertise and personnel to render the requisite service to NCD; and

WHEREAS, NCD desire to retain Brodie for the purpose of obtaining general business and management consulting services.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Engagement of Brodie

Company herewith engages Brodie and Brodie agrees to render to Company advisory and consulting services.

A.

The consulting services to be provided by Brodie shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to develop the Company’s currently optioned mining property, to identify further mineral properties available for acquisition by the company, to introduce the Company to suitable potential candidates to fill various positions in the Company’s senior management, to identify and introduce appropriate individuals for the Company’s board of directors, and to stimulate the investment community’s interest in Company. Company acknowledges that Brodie’s ability to relate information regarding Company’s activities is directly related to the information provided by Company to Brodie.

B.

Company acknowledges that Brodie will devote such time as is reasonably necessary to perform the services for Company, having due regard for Brodie’s commitments and obligations to other business for which he performs consulting services, however in any case Company acknowledges that Brodie shall commit no more than 30% of his reasonably available  time to this effort.

C.

Company acknowledges that Brodie carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal laws.  NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

2.

Term

This Agreement shall be for an initial six month term (“Initial Term”) commencing December 1, 2011.  The Agreement may be terminated subject to the following:

A.

This Agreement may be terminated by either party by providing five (5) days written notice to the other party. Any such termination shall be effective at the end of such month during which the timely termination notice is given.

B.

The Company and Brodie shall have the right and discretion to terminate the Agreement should the other party in performing their duties hereunder, violate any law, ordinance, permit, or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Company.

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C.

In the event of any termination hereunder all shares or funds paid to Brodie through the date of termination shall be fully earned, fully paid and non-assessable and non-refundable and the parties shall have no further duties or responsibilities to each other except that the Company shall be responsible to make any and all payments if any, due to Brodie through the date of the termination and Brodie shall be responsible to comply with the provisions of section 3 hereof.

3.

Treatment of Confidential Information

Brodie shall not disclose, without the written consent of the Company, any financial and business information concerning the business, affairs, plans and programs of the Company which are delivered by the Company to Brodie in connection with Brodie’s services hereunder, provided such information is plainly and prominently marked in writing by the Company as being confidential (the "Confidential Information"). Brodie will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) Brodie is required to disclose the Confidential Information pursuant to a subpoena or other judicial order. Company does not consent to the dissemination of any and all information not provided by the Company unless previously approved by the Company.

4.

Representation by Brodie of Other Clients

Company acknowledges and consents to Brodie rendering consulting and/or other services to other clients of Brodie engaged in the same or similar business as that of Company.

5.

Indemnification

A.

Indemnification by Company as to Information Provided to Brodie. Company acknowledges that Brodie, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by the Company’s officers, and/or directors. Company agrees to indemnify, hold harmless and defend Brodie, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information, supplied by or approved by, the Company to Brodie. Notwithstanding the above, such indemnification does not apply to information about the Company not supplied by Company.

B.

Indemnification by Brodie as to Information Not Provided by the Company. Brodie agrees to indemnify, hold harmless and defend the Company, its officers, agents and/or employees from any proceeding or suit resulting from, relating to or arising out of: (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by Brodie herein; (b) the gross negligence or willful misconduct by Brodie in the performance of the services; (c) the dissemination of any information not provided by the Company to Brodie or (d) the determination by a tribunal from which no appeals may be granted that Brodie has violated a state or federal securities law.

6.

Independent Contractor

It is expressly agreed that Brodie is acting as an independent contractor in performing its services hereunder. Company shall carry no workers compensation insurance or any health or accident insurance on Brodie or Brodie’s employees. Company shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

7.

Non-Assignment

This Agreement shall not be assigned by either party without the written consent of the other party.

8.

Compensation

The following represents the compensation to be received by Brodie in connection with rendering the Services hereunder:

A)

Company agrees to deliver a total of Six Hundred Thousand (600,000) duly authorized, non assessable and fully paid for shares of the Company’s common stock restricted pursuant to Rule 144 of the Securities Act of 1933, as amended, to the Consultant in 100,000 share monthly increments commencing upon the first day of this agreement.

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B)

A monthly payment of $5,000 USD, payable on or before the 1st day of each month for every month this contract remains in force.

C)

The Company shall agree to issue Brodie “piggyback” registration rights for the common shares in Section 4(A)  above, whereby these shares will be registered for resale by the Consultant on the first applicable Registration Statement filed by the Company with the U.S. Securities and Exchange Commission.

D)

The Company shall provide to Brodie an advance of $5,000 for expenses anticipated to be incurred during the Initial Term.  Brodie shall provide receipts against all expenditures, and any funds remaining at the end of the Initial Term shall be returned unless the term of this agreement is extended.  Any expenditures over $500.00 shall be pre approved by the Company, and the amount shall be reimbursed by Company from time to time at Brodie’s request.

9.

Representations and Warranties of Brodie.

In order to induce the Company to enter into said Agreement, Brodie hereby makes the following representation and warranties:

In connection with its execution of and performance under this Agreement, Brodie has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange (the “SEC”), the Financial Industry Regulatory Authority. (“FINRA”) formerly known as the National Association of Securities Dealers, Inc. (the “NASD”), the securities commissioner or department of state, or any other regulatory or governmental body or agency.

Brodie is not subject to any sanction or restriction imposed by the SEC, FINRA, any state securities commission or department, or any other regulatory or government body or agency that would prohibit, limit or curtail Brodie’s execution of said Agreement or the performances of its obligation hereunder.

10.

Representations and Warranties of the Company

In order to induce Brodie to enter into this Agreement, the Company hereby makes the following unconditional representations and warranties:

NCD Industries is not subject to any restriction imposed by the SEC or by operation of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”) or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to Brodie set forth herein.  NCD Industries has not been sanctioned by the SEC, FINRA, or any state securities commissioner or department in connections with issuance of its securities.

The Company acknowledges that Brodie does not guarantee his ability to cause the consumption of any contract or merger or acquisition with any corporate candidate, management or board candidate.

11.

Arbitration

Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration.  Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor.  The award of the Arbitration shall be binding on the Parties.  Judgment may be entered upon an arbitration award or in a court of competent jurisdiction and confirmed by such court.  Venue for arbitration proceedings shall be within  the state of Nevada.  The costs of arbitration, reasonable attorney’s fees of the Parties, together with all other expenses, shall be paid as provided in the Arbitration award.

12.

Entire Understanding/Incorporation of other Documents

This Agreement requires the entire understanding of the parties with regard to the subject matter hereof; superseding any and all prior agreements or understandings, whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or constructed to exist between Parties.

13.

No Amendment Except in Writing

Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by both parties.

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14.

Governing Law

The Agreement and its provisions shall be constructed in accordance with, pursuant to and governed by the State of Nevada, as applicable to agreements to be performed solely within the State of Nevada, without regard to its conflict-of-law’s provisions then in effect.

15.

Miscellaneous

Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties hereto at their addresses provided upon execution of this Agreement.  Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

Entire Agreement.  This Agreement represents the entire agreement between the Parties in relation to its subject matter; it supersedes and voids all prior agreements between such Parties relating to such subject matter.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year as follows:

CONFIRMED AND AGREED ON THIS 15 DAY OF DECEMBER, 2011.

By: /s/ Ian Brodie

__________________________________

Ian Brodie

Witness

 _________________________________

Print Name

CONFIRMED AND AGREED ON THIS   10th         DAY OF             January        , 2012.

Norman Cay Developments, INC.

By:  /s/ Dean Huge

_______________________________

Officer, Norman Cay Developments, Inc.

Witness

      Dean Huge

_______________________________

Print Name

Print Name

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